Exhibit 31.1

CERTIFICATION

I, Timothy M. Shannon, M.D., certify that:

1.	I have reviewed this Amendment No. 1 to Annual Report on Form 10-K/A of CuraGen Corporation; and

2.	Based on my knowledge, this amended report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/S/ TIMOTHY M. SHANNON, M.D.
Timothy M. Shannon, M.D. President and Chief Executive Officer

Dated: April 30, 2009